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                                                                   EXHIBIT 10.35

                        FORM OF INDEMNIFICATION AGREEMENT

            INDEMNIFICATION AGREEMENT, dated as of ___________, 1999 between Spanish Broadcasting System, Inc., a Delaware corporation (the "Company"), and _____________ ("Indemnitee").

            WHEREAS, it is essential that the Company retain as directors and executive officers the most capable persons available;

            WHEREAS, Indemnitee is or was a director [or executive officer] of the Company;

            WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies in today's environment;

            WHEREAS, the Third Amended and Restated Certificate of Incorporation of the Company (the "Charter") requires the Company to indemnify directors, officers and certain other persons to the fullest extent permitted by law and Indemnitee has been serving and continues to serve as a director [or executive officer] of the Company in part in reliance on the Charter;

            WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability and to provide Indemnitee with specific contractual assurance that the protection provided by the Charter will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Charter or any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide in this agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

            NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

1.    CERTAIN DEFINITIONS.

            (a) Change in Control: shall be deemed to have occurred if, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by
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the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets.

            (b) Claim: any threatened, pending or completed action, suit, proceeding, arbitration, alternate dispute resolution mechanism, (whether civil, criminal, administrative or investigative, whether instituted by or in the right of the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding, arbitration or alternate dispute resolution mechanism, whether civil, criminal, administrative or investigative, arising from or in connection with the fact that Indemnitee, or a person for whom Indemnitee is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans.

            (c) Expenses: include reasonable attorneys' fees and all other costs, expenses and obligations actually and reasonably incurred by the Indemnitee in connection with investigating, defending, or preparing to defend any Claim.

            (d) Independent Legal Counsel: an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

            (e) Reviewing Party: (1) a Majority of directors who are not parties to the action, even though less than a quorum, or (2) a Committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, independent legal counsel, or (4) the stockholders.

            (f) Voting Securities: any securities which vote generally in the election of directors.


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2.    INDEMNIFICATION.

            (a) In General. In connection with any Claim, whether relating to events occurring before or after the Effective Date, the Company shall indemnify, and advance Expenses, to Indemnitee as provided in this Agreement and to the fullest extent permitted by law.

            (b) Claims Other Than Claims by or in the Right of the Company. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any proceeding pursuant to any Claim, other than a Claim by or in the right of the Company, the Company shall, subject to Sections 2(e) and 2(f), indemnify Indemnitee against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim; provided, however, that Indemnitee shall not be entitled to indemnification pursuant to this Section 2(b) in connection with conduct finally adjudged as constituting acts or omissions not in good faith or which involved a knowing violation of the law.

            (c) Proceedings by or in the Right of the Company. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any proceeding pursuant to any Claim brought by or in the right of the Company to procure a judgment in its favor, the Company shall, subject to Sections 2(e) and 2(f), indemnify Indemnitee against any and all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) of such Claim. Notwithstanding the foregoing, no such indemnification shall be made in respect of any Claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such Claim was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery or such other court shall deem proper.

            (d) Payment of Indemnification; Advancement of Expenses. Subject to Sections 2(e) and 2(f), the Company shall indemnify Indemnitee as soon as practicable but in any event no later than 60 days after written demand is presented to the Company. If so requested by Indemnitee, the Company shall advance (within 10 business days of such request) any and all Expenses to Indemnitee (an "Expense Advance"); provided, however, that the payment of Expenses incurred by Indemnitee in advance of the final disposition of the Claim will be made only upon receipt by the Company of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

            (e) Indemnitee Not Entitled to Indemnification. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim (or part thereof) initiated by Indemnitee unless the Board of Directors has authorized or consented to the initiation of such Claim (or part thereof).


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            (f) Determination of Entitlement. Notwithstanding anything in this
Agreement to the contrary, (i) the obligations of the Company under this Section 2 shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(d) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3. If there has been no determination by the Reviewing Party within 60 days after written demand for indemnification made under Section 2(d) or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3.    CHANGE IN CONTROL.

      If there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company shall pay the reasonable fees of the Independent Legal Counsel referred to above and fully indemnify such counsel against any and all expenses (including reasonable attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.


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4.    INDEMNIFICATION FOR ADDITIONAL EXPENSES.

      The Company shall indemnify Indemnitee against any and all Expenses (including reasonable attorneys' fees) and, if requested by Indemnitee, shall (within 10 business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement, the Charter or any other agreement, certificate of incorporation or Company by-law now or hereafter in effect relating to Claims and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company; provided, however, that the payment of Expenses incurred by Indemnitee in advance of the final disposition of such action will be made only upon receipt by the Company of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

5.    PARTIAL INDEMNITY.

      If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6.    BURDEN OF PROOF.

      In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

7.    NO PRESUMPTIONS.

      For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to


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Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

8.    NONEXCLUSIVITY.

      The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Charter, the Company's by-laws, the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9.    LIABILITY INSURANCE.

      Subject to the availability of insurance at substantially similar rates for similar coverage (as determined in the sole discretion of the Company), the Company will maintain insurance (i) at the levels in effect as of the date hereof with respect to Indemnitee until the _____ anniversary of the date hereof, or (ii) at the levels in effect as of the date of the expiration of the term, death, removal, retirement or resignation of Indemnitee for a period of _____ years after such event, whichever level is greater, in either case, with respect to any Claim, against all liability and loss suffered and Expenses (including reasonable attorney's fees) reasonably incurred by Indemnitee at the Company's expense, to protect the Company and Indemnitee against any such liability, cost, payment or Expense; provided, however, that subject to the provisions of this Section 9, the Company shall only be required to maintain insurance until the earlier of the date which is (a) ___ years after the expiration of the term, death, removal, retirement or resignation of Indemnitee and (b) the _____ anniversary of the date hereof.

10.   AMENDMENTS AND WAIVERS.

      No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

11.   SUBROGATION.

      In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

12.   NO DUPLICATION OF PAYMENTS.


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      The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Charter or otherwise) of the amounts otherwise indemnifiable hereunder.

13.   BINDING EFFECT.

      This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an executive officer or director of the Company or of any other enterprise at the Company's request.

14.   SEVERABILITY.

      The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

15.   GOVERNING LAW.

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.





                              SPANISH BROADCASTING  SYSTEM, INC.

                              By:
`                                --------------------------------
                                    Name:

                                    Title:

                              INDEMNITEE

                              -----------------------------------


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